SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 3, 2005

Illini Corporation

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

0-13343	37-1135429

(Commission File Number)	(IRS Employer Identification No.)

3200 West Iles Avenue
Springfield, Illinois	62707

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(217) 787-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

               Illini Corporation (the “Corporation”) has engaged Howe Barnes Investments, Inc. as placement agent in connection with the proposed private placement of up to 126,500 shares of $0.01 par value, common stock of the Corporation to a limited number of accredited investors pursuant to Regulation D of the Securities Act of 1933, as amended. Net proceeds of the private placement are anticipated to be approximate $4.0 million and will be used to improve the Corporation’s capital ratios. The Corporation anticipates that the private placement will be completed by mid-February 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION (Registrant)
	By:	/s/ Gaylon E. Martin
Gaylon E. Martin, President and Chief
Dated: February 3, 2005		Executive Officer